UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): November 2, 2006

Primal Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-46494	36-4170318
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

18881 Von Karman Avenue		92612
Suite 500		(Zip Code)
Irvine, California
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 2, 2006, William C. Bousema, Senior Vice President, Chief Financial Officer and Secretary of Primal Solutions, Inc. (the “Company”), resigned as an employee from the Company effective as of October 31, 2006.  Mr. Bousema’s resignation was for “Good Reason” under his employment letter dated March 25, 2005, as amended, and his change of control agreement dated as of March 25, 2005, as amended, and any continuing payments or benefits to which Mr. Bousema is entitled will be determined in accordance with those agreements.  The Company has accepted Mr. Bousema’s resignation effective as of October 31, 2006.

Joseph R. Simrell, the Company’s Chairman of the Board, Chief Executive Officer and President, assumed the position of Chief Financial Officer and Secretary on November 2, 2006.  Additional information regarding Mr. Simrell is incorporated herein by reference to information under the headings “Management―Executive Officers and Directors,” “Employment Agreements” and “Certain Relationships and Related Transactions” in the Company’s Form SB-2 filed on May 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primal Solutions, Inc.
(Registrant)

Date: November 8, 2006	By:	/s/ Joseph R. Simrell
		Name:	Joseph R. Simrell
		Title:	Chief Executive Officer, Chief Financial
Officer and President